Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-108995, 333-51213 and 333-208412 on Form S-8 of our report dated September 26, 2017 appearing in this Annual Report on Form 11-K of the Procter & Gamble Holding France SAS Group Profit Sharing, Incentive and Employer Contribution Plan (France) for the year ended June 30, 2017.

/s/Deloitte & Associés____
Deloitte & Associés
Neuilly-sur-Seine, France
September 26, 2017